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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report (and to all references made to our Firm) included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP


Orange County, California
November 5, 1996